POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Chemical Banking Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints WALTER V. SHIPLEY, EDWARD D. MILLER, WILLIAM B. HARRISON JR., PETER J. TOBIN, ZISSIMOS A.
FRANGOPOULOS AND JOHN B. WYNNE, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with the power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under said Act of shares of Common Stock, par value $1.00 per share to be offered and issued pursuant to certain employee benefit plans of Margaretten Financial
Corporation as authorized by resolutions of the Board of Directors of the Corporation adopted at a regular meeting of the Board held on June 21, 1994 (the "Securities"), including without limiting the generality of the foregoing, power and authority to sign the name of each undersigned director and officer in such capacity to a Registration Statement or Registration Statements to be filed with the Securities and Exchange
Commission with respect to any Securities, to any and all amendments to said Registration Statement or Registration Statements (including post-effective amendments), and to any and all instruments or documents to be filed as part of or in connection with said Registration Statement or Registration Statements or any and all amendments thereto, whether such instruments or documents are filed before or after the effective date of such Registration Statement or Registration Statements; and to do any and all acts and all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities Exchange Act of 1934, as amended, and to appear before the Securities and Exchange Commission thereunder, including specifically, but without limiting the generality of the foregoing, power of authority to sign the name of each undersigned director or officer in such capacity, to any application, report, instrument, certificate, form or other document, and any and all supplements and amendments thereto, to be filed on behalf of said Corporation with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact and agents, and each of them, full power to do and perform any and all acts and things requisite and necessary to be done as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agents and each of them any lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 21th day of June, 1994.


                           SIGNATURES


                              /s/Walter V. Shipley
                              Walter V. Shipley



                              /s/Edward D. Miller
                              Edward D. Miller



                              /s/William B. Harrison, Jr.
                              William B. Harrison, Jr.



                              /s/Frank A. Bennack, Jr.
                              Frank A. Bennack, Jr.



                              /s/Michel C. Bergerac
                              Michel C. Bergerac



                              /s/Randolph W. Bromery
                              Randolph W. Bromery



                              /s/Charles W. Duncan, Jr.
                              Charles W. Duncan, Jr.



                              /s/Melvin R. Goodes
                              Melvin R. Goodes



                              /s/George V. Grune
                              George V. Grune



                              /s/Harold  S. Hook
                              Harold S. Hook



                              /s/Helene L. Kaplan
                              Helene L. Kaplan



                              /s/J. Bruce Llewellyn
                              J. Bruce Llewellyn



                              /s/John P. Mascotte
                              John P. Mascotte



                              /s/John. F. McGillicuddy
                              John F. McGillicuddy



                              /s/Andrew C. Sigler
                              Andrew C. Sigler



                              /s/Michael I. Sovern
                              Michael I. Sovern



                              /s/John R. Stafford
                              John R. Stafford



                              /s/W. Bruce Thomas
                              W. Bruce Thomas



                              /s/Marina v.N. Whitman
                              Marina v.N. Whitman



                              /s/Richard D. Wood
                              Richard D. Wood



                              /s/Peter J. Tobin
                              Peter J. Tobin



                              /s/Joseph L. Scalfani
                              Joseph L. Sclafani